SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2007
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)	45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 979-5782
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 2.01      Completion of Acquisition or Disposition of Assets.
On October 11, 2007, First Financial Bancorp. issued a press release announcing the formation of a long-term exclusive marketing agreement and the sale of its merchant payment processing portfolio to Metavante Corporation and expects to record a $5.5 million gain net of expenses or approximately 9 cents per share in the fourth quarter of 2007.
A copy of the press release is attached as Exhibit 99.1 .
Item 7.01      Regulation FD Disclosure.
On October 11, 2007, First Financial Bancorp. issued a press release announcing that in the fourth quarter 2007 the company expects to recognize a pre-tax charge of approximately $2.3 million to $2.7 million, or $0.04 to $0.05 per share, related to a FAS 88 settlement charge for its defined benefit plan.
A copy of the press releases is attached as Exhibit 99.2.
First Financial Bancorp does not intend for this Item 7.01 or Exhibit 99.2 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.
Item 9.01      Exhibits.
          (c) Exhibit:
          99.1      Press Release dated October 11, 2007 (merchant portfolio sale).
The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
          99.2      Press Release dated October 11, 2007 (pension charge).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall

J. Franklin Hall Executive Vice President and Chief Financial Officer
Date: October 11, 2007

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated October 11, 2007 (merchant portfolio sale).

99.2	First Financial Bancorp. Press Release dated October 11, 2007 (pension charge).